UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 15, 2012

AngioDynamics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-50761 (Commission File Number)	11-3146460 (IRS Employer Identification No.)
14 Plaza Drive Latham, New York (Address of Principal Executive Offices)	12110 (Zip Code)

Registrant’s telephone number, including area code:  (518) 795-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.    Submission of Matters to a Vote of Security Holders.

(a)	On May 15, 2012, AngioDynamics, Inc. (“AngioDynamics”) held a special meeting of stockholders (the “Stockholders Meeting”).

(b)	Stockholders voted on the following matter:

The proposal to approve the issuance of 9,479,607 shares of AngioDynamics common stock, par value $0.01 per share, pursuant to the Stock Purchase Agreement, dated as of January 30, 2012, by and among AngioDynamics, NM Holding Company, Inc. (“Navilyst Holdings”), the stockholders of Navilyst Holdings, the optionholders of Navilyst Holdings and the sellers’ representative.

Votes for approval	20,282,909
Votes against	255,033
Abstentions	1,382,544
Broker non-votes	0

Since there were sufficient votes to approve the above proposal, a proposal to adjourn or postpone the Stockholders Meeting was not voted on at the Stockholders Meeting.

Item 8.01.    Other Events.

On May 15, 2012, AngioDynamics issued a press release to announce that at its Stockholders Meeting held on May 15, 2012, AngioDynamics stockholders approved the issuance of AngioDynamics common stock in connection with the proposed acquisition of Navilyst Holdings.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated May 15, 2012.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANGIODYNAMICS, INC.
Date: May 16, 2012	/s/ D. Joseph Gersuk
D. Joseph Gersuk
Chief Financial Officer

EXHIBIT INDEX
Exhibit No.	Description	Paper (P) or Electronic (E)
99.1	Press Release, dated May 15, 2012.	E